Exhibit 1.1

TRIBUNE COMPANY

Underwriting Agreement

New York, New York
August 10, 2005

Banc of America Securities LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

Tribune Company, a Delaware corporation (the “Company”), proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the number of its securities identified in Schedule II hereto (the “Securities”), to be issued under an indenture, dated as of January 1, 1997 (the “Indenture”), between the Company and Citibank, N.A. (as successor to Bank of Montreal Trust Company), as trustee (the “Trustee”).

1.                                       Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)  The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) one or more registration statements on such Form (the file numbers of which are set forth in Schedule I hereto), which have become effective, for the registration under the Act of the Securities.  Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Rule 415(a)(1)(x) under the Act and comply in all other material respects with said Rule.  The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to the forms of prospectuses included in such registration statements relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein.  Such registration statements, including the exhibits thereto, as amended at the date of this Agreement are hereinafter called collectively the “Registration Statement”; such prospectuses in the form in which they appear in the Registration Statement are hereinafter collectively called the “Basic Prospectus”; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the “Final Prospectus”.  Any preliminary form of the Final Prospectus, which has heretofore been filed pursuant to Rule 424 is hereinafter called the “Preliminary Final Prospectus.”  Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)(i)  As of the date hereof, (ii) when the Final Prospectus is first filed or transmitted for filing pursuant to Rule 424 under the Act, (iii) when, prior to the Closing Date (as hereinafter defined in Section 3), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), (iv) when any supplement to the Final Prospectus is filed with the Commission and (v) at the Closing Date:  (x) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Exchange Act and the respective rules thereunder, (y) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (z) the Final Prospectus, as amended or supplemented as of any such time, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (x) that part of the Registration Statement which shall constitute the Statements of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (y) any information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus.

(c)  As of the date hereof and at the Closing Date:

(i)  each of the Company and Chicago Tribune Company, Newsday, Inc. and Tribune Broadcasting Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Basic Prospectus (as of the date hereof) or the Final Prospectus (as of the Closing Date); Los Angeles Times Communications LLC (each of Chicago Tribune Company, Newsday, Inc., Tribune Broadcasting Company and Los Angeles Times Communications LLC is referred to herein as a “Designated Subsidiary” and, collectively, they are referred to herein as the “Designated Subsidiaries”) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own its properties and conduct its business as described in the Basic Prospectus (as of the date hereof) or the Final Prospectus (as of the Closing Date) and each of the Designated Subsidiaries is duly qualified or licensed to do business as a foreign corporation or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction where the character of the properties owned or leased or the nature of the activities conducted by such entities, respectively, makes such qualifications or licensing necessary, and where the failure to be so qualified or licensed might materially adversely affect the financial condition, assets, operations or prospects of the Company and its subsidiaries considered as one enterprise;

(ii)  all the outstanding shares of capital stock of each Designated Subsidiary (other than Los Angeles Times Communications LLC) have been duly and validly authorized and issued and are fully paid and non-assessable; all the outstanding limited liability company interests of Los Angeles Times Communications LLC have been duly and validly authorized and issued and are fully paid and, except as otherwise set forth in the Basic Prospectus (as of the date hereof) or the Final Prospectus (as of the Closing Date), all outstanding shares of capital stock or limited liability company interests, as applicable, of the Designated Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and any other security interests, claims, liens or encumbrances;

(iii)  the Indenture has been duly authorized, executed and delivered and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law)); the Indenture has been duly qualified under the Trust Indenture Act; and the Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditor’s rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture;

(iv)  the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Basic Prospectus (as of the date hereof) or the Final Prospectus (as of the Closing Date) present fairly the financial position of the Company and such consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis;

(v)  to the best knowledge of the Company, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Designated Subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Basic Prospectus (as of the date hereof) or the Final Prospectus (as of the Closing Date), and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Basic Prospectus (as of the date hereof) or the Final Prospectus (as of the Closing Date), or to be filed as an exhibit, which is not described or filed as required;

(vi)  this Agreement has been duly authorized, executed and delivered by the Company;

(vii)  no consent, approval, authorization or order of any court or governmental agency or body, domestic or foreign, is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and the Trust Indenture Act and such as may be obtained under the blue sky laws of any jurisdiction in connection with the sale of the Securities as contemplated by this Agreement and such other approvals as have been obtained; and

(viii)  none of the execution of the Indenture, the issuance and sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument to which the Company or any of the Designated Subsidiaries is a party or bound, or any order, decree, rule or regulation known to the Company to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries.

(d)                                 The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed only with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements and to maintain accountability for the Company’s assets; (iii) access to assets of the Company is permitted only in accordance with management’s general or specific authorization; and (iv) the reporting of the assets of the Company is compared with existing assets at reasonable intervals.  There are no significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls over financial reporting that would reasonably be likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and there is no fraud, whether or not material, that involves management or, to the knowledge of the Company, other employees who have a significant role in the Company’s internal controls.

(e)                                  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(f)                                    There is and has been no material failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(g)                                 The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any relating or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(h)                                 Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, to the knowledge of the Company, currently subject to any U.S. sanctions administered by OFAC.

2.                                       Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the aggregate principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.                                       Delivery and Payment.  Delivery of and payment for the Securities shall be made at the location, in the currency, on the date and at the time specified in Schedule I hereto (or such later date not later than three business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Company as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer in immediately available (same day) funds.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.                                       Agreements.  The Company agrees with the several Underwriters that:

(a)  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished to the Representatives for their review a copy thereof prior to filing.  Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed (or transmitted for filing) with the Commission pursuant to Rule 424.  The Company will promptly advise the Representatives (i) when the Final Prospectus shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the Company furnishing to the Representatives for their review a copy thereof prior to filing, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(c)  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements (which need not be audited) of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d)  Upon request, the Company will furnish to the Representatives and to counsel for the Underwriters, without charge, one signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing all documents relating to the offering.

(e)  To the extent required, the Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay the fee of the National Association of Securities Dealers, Inc., if any, in connection with its review of the offering; provided, however, that the Company shall not be required to effect or maintain any such qualification in any jurisdiction that would result in it having to execute or file a general consent to service of process under the laws of such jurisdiction or to qualify to do business as a foreign corporation in such jurisdiction.

(f)  The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(g)                                 The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

5.                                       Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or transmitted for filing with the Commission pursuant to Rule 424 not later than 5:00 p.m., New York City time, on the business day following the date hereof.

(b)  The Company shall have furnished to the Representatives the opinion of Sidley, Austin Brown & Wood LLP, special counsel for the Company, dated the Closing Date, to the effect that:

(i)  each of the Company and the Designated Subsidiaries (other than Los Angeles Times Communications LLC) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated, with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus; Los Angeles Times Communications LLC has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own its properties and conduct its business as described in the Final Prospectus;

(ii)  all of the outstanding shares of capital stock of each Designated Subsidiary (other than Los Angeles Times Communications LLC) have been duly and validly authorized and issued and are fully paid and nonassessable; all of the outstanding limited liability company interests of Los Angeles Times Communications LLC have been duly and validly authorized and issued and are fully paid; and, to the knowledge of such counsel, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock or limited liability company interests, as applicable, of each Designated Subsidiary are owned by the Company, either directly or through wholly owned subsidiaries, and are free and clear of any perfected security interests, claims, liens or encumbrances;

(iii)  the Securities and the Indenture conform in all material respects to the description thereof contained in the Final Prospectus; the holders of outstanding shares of capital stock of the Company do not have preemptive rights to subscribe for the Securities under the Company’s Certificate of Incorporation, By-laws or the General Corporation Law of the State of Delaware;

(iv)  the Indenture has been duly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); the Indenture has been duly qualified under the Trust Indenture Act; and the Securities have been duly authorized, executed and delivered by the Company (and assuming due authentication by the Trustee in accordance with the provisions of the Indenture) will constitute legal, valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture;

(v)  to the knowledge of such counsel, (a) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Designated Subsidiaries of a character required to be disclosed in the Registration Statement which is not disclosed in the Final Prospectus as so required, and (b) there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required;

(vi)  the Registration Statement and any post-effective amendments thereto have become effective under the Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (in each case, other than the financial statements, financial data and supporting schedules included or incorporated by reference therein and other than the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”), as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and although such counsel has not independently verified, is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of statements contained in the Registration Statement or any amendment thereof or the Final Prospectus or any amendment or supplement thereof and such counsel has relied, to the extent that such counsel may properly do so in the discharge of such counsel’s professional responsibilities as experienced securities law practitioners, upon the judgment and statements of officers and representatives of the Company with respect to facts necessary to the determination of materiality, nothing has come to such counsel’s attention which causes such counsel to believe that the Registration Statement or any amendment thereof (other than the financial statements, financial data and supporting schedules included or incorporated by reference therein and other than the Form T-1, as to each of which such counsel need express no belief), at the time it became effective and at the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented (other than the financial statements, financial data and supporting schedules included or incorporated by reference therein and other than the Form T-1, as to each of which such counsel need express no belief), at the Closing Date, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vii)  this Agreement has been duly authorized, executed and delivered by the Company;

(viii)  no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the sale or offer for sale of the Securities by the Underwriters as contemplated by this Agreement and such other approvals (specified in such opinion) as have been obtained; and

(ix) none of the execution of the Indenture, the issuance and sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will result in a breach of, or constitute a default under, the charter or by-laws of the Company or the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or any of its Designated Subsidiaries is a party or bound, or any order, decree, rule or regulation known to such counsel to be applicable to the Company or any of its Designated Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Designated Subsidiaries.

Such counsel may limit its opinion to matters involving the application of the laws of the States of Illinois and New York, the General Corporation Law of the State of Delaware and the federal laws of the United States and, in rendering such opinion, may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(c)  The Representatives shall have received from Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, such opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)  The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the President or any Vice President and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Indenture and this Agreement and that:

(i)  the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)  since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

(e)                                  On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)                                    Subsequent to the date of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

(g)                                 Subsequent to the date of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(h)                                 Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel to the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

6.                                       Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, including a default under Section 8, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw LLP) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

7.                                       Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act or the Exchange Act against any and all losses, claims, damages, liabilities or expenses, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, and for the aggregate amount paid in settlement of any litigation or any investigation or proceeding by any governmental agency or body, insofar as such losses, claims, damages, liabilities, expenses or amounts (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, or arises out of or is based upon the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented).  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)  Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by on or behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel used principally to facilitate local litigation), approved by the Representatives in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment (after all rights to appeal have been exhausted) for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel required to be paid by this Section 7(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such aforesaid request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could be a party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Final Prospectus bear to the aggregate initial public offering price of such Securities as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.

The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule II hereto and not joint.

8.                                       Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Securities set forth opposite their names in Schedule II hereto bears to the aggregate number of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities this Agreement will terminate without liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

9.                                       Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) there shall have occurred a material disruption in commercial banking or securities settlement, payment or clearance services in the United States, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Final Prospectus (exclusive of any supplement thereto).

10.                                 Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities.  The provisions of Section 6 and 7 hereof shall survive delivery of and payment for the Securities.  The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11.                                 Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Tribune Company, 435 North Michigan Avenue, Chicago, Illinois 60611, attention of Chandler Bigelow, Vice President and Treasurer (with a copy to the General Counsel of Tribune Company).

12.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13.                                 Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

14.                                 No Fiduciary Duty.  The Company hereby acknowledges that the Underwriters will be acting pursuant to a contractual relationship on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person.  The Company and the Underwriters each hereby expressly disclaim any fiduciary relationship and agree they are each responsible for making their own independent judgments with respect to any transactions entered into between them.

15.                                 Counterparts.  This Agreement and any amendments hereto may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

TRIBUNE COMPANY

	By:	/s/ Chandler Bigelow
Name: Chandler Bigelow
Title: Vice President and Treasurer

The foregoing Agreement is hereby Confirmed and accepted as of the date first written above.

BANC OF AMERICA SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

BY: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Gerard L. Eastman, Jr.
Name: Gerard L. Eastman, Jr.
Title: Managing Director

For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement.

Signature Page to Underwriting Agreement

Schedule I

Underwriting Agreement dated August 10, 2005

Registration Statement Nos. 333-74961, 333-66077 and 333-18921

Representatives:		Banc of America Securities LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
	c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Title, Purchase Price and Description of Securities:

Title:	$450,000,000 4.875% Notes due 2010 (hereafter, the “2010 notes”)
$330,000,000 5.250% Notes due 2015 (hereafter, the “2015 notes”)

Principal amount:	$450,000,000 4.875% Notes due 2010
$330,000,000 5.250% Notes due 2015

Purchase price (include accrued interest or amortization, if any, and net of underwriting
discount):	99.229% for 4.875% Notes due 2010
98.874% for 5.250% Notes due 2015

Sinking fund provisions:  None

Redemption provisions:  The Securities will be redeemable, in whole or in part at any time from time to time, at the Company’s option at a redemption price equal to the greater of: (i) 100% of the principal amount of the notes to be redeemed; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Basic Prospectus), plus 15 basis points with respect to the 2010 notes and 20 basis points with respect to the 2015 notes.

Other provisions:  N/A

Closing Date, Time and Location:	August 15, 2005 at 10:00 a.m. at the offices of Mayer,
Brown, Rowe & Maw LLP, 71 South Wacker Drive,
Chicago, Illinois

Date referred to in Section 5(f) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representative(s): August 15, 2005

SCHEDULE II

	Principal Amount of Securities to be Purchased
Underwriters	Due 2010	Due 2015

Banc of America Securities LLC	$105,000,000	$77,000,000
Citigroup Global Markets Inc.	105,000,000	77,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	105,000,000	77,000,000
Deutsche Bank Securities Inc.	45,000,000	33,000,000
J.P. Morgan Securities Inc.	45,000,000	33,000,000
Morgan Stanley & Co. Incorporated	45,000,000	33,000,000

Total	$450,000,000	$330,000,000